Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date November 30, 2005	Projected Year Ended February 28, 2006
Net Sales:
Electrical and Industrial Products	$89,841	$120,000 to $127,500
Galvanizing Services	$47,068	$60,000 to $62,500

Total Sales	$136,909	$180,000 to $190,000

Diluted earnings per share	$.93	$1.20 to $1.30

Operating Margins:
Electrical and Industrial Products	7.9%	8.5%
Galvanizing Services	19.5%	18.5%

Cash Provided By Operations	$9,741	$10,500
Capital Expenditures	$4,561	$6,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$4,261	$5,200

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Period Ended November 30, 2005
Book to Ship Ratio:
8/31/05 Backlog	$76,575
Qtr. Ending 11/30/05 Bookings	50,864
Qtr. Ending 11/30/05 Shipments	44,323
11/30/05 Backlog	83,116
Book to Ship Ratio	1.15 to 1

Outstanding Accounts Receivable Days	54

1